Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2018, with respect to the financial statements and schedule, which appears in the STERIS Corporation 401(k) Plan Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Cleveland, Ohio

March 28, 2019